UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2016, Bank of the Ozarks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., with respect to the offer and sale of $225 million aggregate principal amount of its 5.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The offering of the Notes is expected to close on June 23, 2016, subject to customary closing conditions. The Company expects to realize net proceeds from the sale of the Notes of approximately $222.3 million, after giving effect to the underwriting discount and estimated expenses of the offering. The Company intends to contribute the net proceeds from the offering to its subsidiary bank, Bank of the Ozarks, to fund organic growth, including expected growth in non-purchased loans and leases, and for general corporate purposes.

The Notes are offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-203388) (including base prospectus) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) and automatically became effective on April 13, 2015, a preliminary prospectus supplement filed with the SEC and a final prospectus supplement to be filed with the SEC.

Item 8.01	Other Events.

On June 16, 2016, the Company issued a press release announcing the pricing of its offering of the Notes, which press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated June 16, 2016, between the Company and Sandler O’Neill & Partners, L.P.

99.1	Press release, dated June 16, 2016

Forward-Looking Statements

This report and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: June 16, 2016	By:	/s/ Greg McKinney
Name: Greg McKinney
Title: Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 16, 2016, between the Company and Sandler O’Neill & Partners, L.P.

99.1	Press release, dated June 16, 2016